UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on September 29, 2025, KALA BIO, Inc. (the “Company”) received a written notice (the “Default Notice”) of event of default from Oxford Finance, LLC (“Oxford”) with respect to that certain Loan and Security Agreement, dated as of May 4, 2021 (as amended, the “Loan Agreement”), by and among the Company, Combangio, Inc. (“Combangio”) and Oxford, as lender and collateral agent under the Loan Agreement. In the Default Notice, Oxford declared, by reason of the event of default, that all obligations of the Company under the Loan Agreement were immediately due and payable. On October 19, 2025, pursuant to the terms of the Loan Agreement, Oxford informed the Company that it intended to foreclose on all of the Company’s remaining assets and that Oxford would not consent to the Company’s use of cash for any reason other than for minimal payroll and related expenses pending Oxford’s foreclosure of the Company’s assets. In addition, Oxford swept substantially all of the Company’s cash resources from its bank accounts. As a result, on October 19, 2025, the Company terminated all remaining employees not deemed necessary by Oxford to execute a foreclosure of the Company’s assets. On November 3, 2025, Oxford informed the Company that it intended to pause its foreclosure of the Company’s assets and permitted the Company to, among other things, use $125,000 of cash it previously swept to fund the negotiation and execution of the Convertible Loan Agreement (as defined below). On November 9, 2025, the Company entered into a Convertible Loan Agreement (the “Convertible Loan Agreement”) with David Lazar (the “Investor”) pursuant to which the Investor agreed to provide the Company a convertible loan in the aggregate amount of $375,000. Pursuant to the terms of the Convertible Loan Agreement, the Company was permitted to use a portion of the proceeds of the Convertible Loan Agreement for the purposes of facilitating the negotiation and finalization of an additional investment transaction with the Investor and the preparation and filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, which was filed with the Securities and Exchange Commission (“SEC”) on November 19, 2025.

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 23, 2025 (the “SPA Effective Date”), the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Investor, pursuant to which the Company agreed to issue and sell, in a private placement, shares (the “Series AA Preferred Shares”) of Series AA Convertible Non-Redeemable Preferred stock, par value $0.001 per share, of the Company (the “Series AA Preferred Stock”) and shares (the “Series AAA Preferred Shares”, and together with the Series AA Preferred Shares, the “Placement Shares”) of Series AAA Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series AAA Preferred Stock”), in two closings for aggregate gross proceeds of up to $6.0 million, subject to the terms and conditions set forth in the Securities Purchase Agreement (collectively, the “Private Placement”).

Pursuant to the Securities Purchase Agreement, Company has agreed to issue and sell to the Investor at a first closing of the Private Placement to be held immediately following the execution of the Securities Purchase Agreement (the “First Closing”), 900,000 Series AA Preferred Shares, at a price per Series AA Preferred Share equal to $2.00, for aggregate gross proceeds of $1.8 million. The First Closing occurred on November 24, 2025, with the filing of the Series AA Certificate of Designations (as defined below) with the Secretary of State of the State of Delaware and satisfaction of the other customary closing conditions.

Pursuant to the Securities Purchase Agreement, the Company has also agreed to issue and sell to the Investor at a second closing of the Private Placement (the “Second Closing”), 2,100,000 Series AAA Preferred Shares, at a price per Series AAA Preferred Share equal to $2.00, for aggregate gross proceeds of $4.2 million (the “Second Closing Purchase Price”). The Second Closing is expected to take place promptly following receipt of the Stockholder Approvals (as defined below) and prior to March 31, 2026, subject to (i) the approval by the Company’s stockholders at a meeting of stockholders (the “Stockholder Meeting”) of (A) an increase in the number of authorized shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) to enable the Company to issue all of the shares of Common Stock that are issuable upon the conversion of the Placement Shares into Common Stock (the “Share Increase”) and (B) the conversion of the Placement Shares into shares of Common Stock in accordance with the listing rules of The Nasdaq Stock Market, LLC (collectively, the “Stockholder Approvals”), (ii) the filing of an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation), with the Secretary of State of the State of Delaware (the “Charter Amendment”) effecting the Share Increase, (iii) the filing of a Certificate of Designations, Preferences and Rights of Series AAA Convertible Non-Redeemable Preferred Stock (the “Series AAA Certificate of Designations”), with the Secretary of State of the State of Delaware creating the Series AAA Preferred Stock, and (iv) the satisfaction of other customary closing conditions.

The Company has agreed to us commercially reasonable efforts to hold the Stockholder Meeting before March 31, 2026, the purposes of which is for stockholders of the Company to vote on the Stockholders Approvals and the election of the Investors Nominees (as defined below) to the Board of Directors of the Company (the “Board”). The filing by the Company of the Series AAA Certificate of Designation with the Secretary of State of the State of Delaware with respect to the Series AAA Preferred Stock is subject to the receipt of the Stockholder Approvals and will occur, if at all, in connection with the Second Closing. The terms of the Series AAA Preferred Stock are substantially similar to the terms of the Series AA Preferred Stock, except that each share of Series AAA Preferred Stock is initially convertible into 420 shares of Common Stock (subject to adjustment as provided in the Series AAA Certificate of Designations).

The net proceeds from the Private Placement, other than the Oxford Purchase Price Portion (as defined below), will be used to fund the current operations, liabilities (whether known, unknown or contingent) and expenses of the Company. With respect to the Second Closing, $1.0 million of the Second Closing Purchase Price (the “Oxford Purchase Price Portion”) is payable to Oxford as partial consideration for Oxford’s entry into the Oxford Loan Settlement Agreement (as defined below).

Until the Second Closing, without the Investor’s consent, the Company has agreed to not, subject to certain specified exceptions: (i) change the number of directors constituting the Board of Directors of the Company (the “Board”) or fill any vacancy in the Board (except as contemplated by the Securities Purchase Agreement), (ii) change the nature of the Company’s operations (except as contemplated by Securities Purchase Agreement), (iii) incur any debt for borrowed money outside of the ordinary course of business as presently conducted, (iv) guarantee any obligation of any third party, (v) issue any capital stock, subject to certain specified exceptions, (vi) issue or grant any new common stock equivalents, (vii) amend its Restated Certificate of Incorporation or Bylaws, or (viii) agree to any of the foregoing.

Pursuant to the Securities Purchase Agreement, if at any time during the six-month period following the date of the First Closing (the “Participation Period”), the Company proposes to offer and sell new equity securities in an offering that is conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or in an offering that is registered under the Securities Act that is not conducted as a firm-commitment underwritten offering, then, subject to compliance with securities laws and regulations, the Company has agreed to offer the Investor the right to purchase, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the other investors in such offering, that amount of new equity securities equal to up to 25% of the total amount of new equity securities being offered for sale in such offering. In addition, if during the Participation Period, the Company proposes to offer and sell new equity securities in a firm-commitment underwritten offering registered under the Securities Act, then subject to compliance with securities laws and regulations, the Company has agreed to use its commercially reasonable efforts to cause the managing underwriters of such offering to contact the Investor about potentially participating in such offering and to provide to the Investor the opportunity to purchase up to 25% of the total new equity securities, subject to certain conditions and limitations.

Pursuant to the Securities Purchase Agreement, subject to obtaining Stockholder Approvals and the consummation of the Second Closing, the Investor will have the right to recommend to the Company up to eight individuals to be nominated for election at the Stockholder Meeting (the “Investor Nominees”), provided that such right shall at all times be subject to, and in compliance with, Nasdaq Listing Rule 5640.

From the SPA Effective Date through the date of Stockholder Approvals and subject to the Investor complying with Investor’s obligations under Securities Purchase Agreement, the Company has agreed to not voluntarily initiate, or cause to be initiated, any bankruptcy proceeding for itself, unless required by applicable law or as a result of an exercise of fiduciary duty.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary closing conditions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties thereto and as of specific dates and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Settlement Agreement with Oxford

Pursuant to the Securities Purchase Agreement, as a condition to the First Closing, on November 23, 2025, the Company and Combangio entered into a loan settlement agreement with Oxford (the “Oxford Loan Settlement Agreement”), pursuant to which Oxford agreed to settle all of the Company’s payment obligations with respect to the amounts outstanding under the Loan Agreement in consideration for the Company’s (i) payment to Oxford of $2.0 million (the “Cash Settlement”) and (ii) issuance to Oxford of 1,620,000 shares of Common Stock in a private placement (the “Settlement Stock,” and together with the Cash Settlement, the “Settlement Payment”).

The Company has agreed to pay $1.0 million of the Cash Settlement (the “Initial Cash Payment”) to Oxford no later than the earlier to occur of (i) the date of the Stockholder Meeting or (ii) January 15, 2026. The Company has also agreed to issue the Settlement Stock to Oxford within five days of the date of the Oxford Loan Settlement Agreement, subject to Oxford and the Company entering into a customary subscription agreement. Upon the completion of the Initial Cash Payment and the issuance of the Settlement Stock to Oxford, the amount outstanding under the Loan Agreement shall be deemed to have been reduced by $7,000,000 and all interest payments and any final payment or prepayments respect thereto shall be deemed waived by Oxford. Upon issuance of the Settlement Stock, Oxford has agreed to notify the lending institution that holds the cash resources of the Company, and over which Oxford has an account control agreement, that Oxford has ceased to exercise control over such accounts and the Company shall be free to use its cash resources as it deems fit so long as it does not violate any of the terms of the Oxford Loan Settlement Agreement.

In addition, the Company has agreed to pay Oxford 10% of the proceeds received by the Company from the sale and issuance of its equity securities on or after the date of the Stockholder Meeting, to be applied against the Cash Settlement up to a maximum of $1,000,000. Upon receipt of each such payment by Oxford (each such payment, “Equity Proceeds Payment”), the aggregate amount outstanding under the Loan Agreement shall be deemed to have been reduced by an amount equal to the product of (i) three multiplied by (ii) the amount of such Equity Proceeds Payment, and all interest payments and any final payment or prepayment with respect to such reduced amount shall be deemed to have been waived by Oxford. The Company has agreed to undertake to conclude a material strategic alternative transaction within one year after the date of the Oxford Loan Settlement Agreement and has agreed to pay Oxford simultaneously with the closing thereof any remaining balance of the Cash Settlement at such conclusion of such transaction.

Upon payment of the entire Cash Settlement, all liens and security interests granted under the Loan Agreement and related documents shall be released. If all or any part of the Settlement Payment is avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or reorganization of the Company, (i) the Oxford Loan Settlement Agreement shall not be deemed to have occurred, (ii) the Loan Agreement shall continue to be in full force and effect; and (iii) the Company shall be deemed to continue to be bound by the terms of the Loan Agreement as if the parties has not entered into the Oxford Loan Settlement Agreement. Upon completion of the full Settlement Payment (i) the aggregate principal amount of the term loans and all outstanding principal payments with respect thereto shall deemed to have been fully made or waived and any and all prepayment fees or final payments with respect thereto shall be deemed to have been waived, and (ii) the Loan Agreement (and all obligations of each party thereunder) shall be deemed terminated, subject to certain specified exceptions.

The Oxford Loan Settlement Agreement contains customary representations, warranties and agreements by the Company. The representations, warranties and agreements contained in the Oxford Loan Settlement Agreement were made solely for the benefit of the parties thereto and as of specific dates and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Oxford Loan Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Oxford Loan Settlement Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Voting Agreement

Pursuant to the Oxford Loan Settlement Agreement, on November 23, 2025 (the “Proxy Effective Date”), the Company entered into a voting agreement with Oxford, in its capacity as a stockholder of the Company, and the Investor (the “Voting Agreement”), pursuant to which Oxford agreed, for four months following the Proxy Effective Date, to vote all of Oxford’s Proxy Shares (as defined below) in favor of all proposals recommended by the Board at the Stockholders Meeting. The “Proxy Shares” include the 1,620,000 shares of Settlement Stock to be issued to Oxford (the “Shares”), as well as any additional shares of Common Stock which may be acquired by Oxford until the expiration of the Voting Agreement. To the extent that the Proxy Shares are not voted, Oxford has granted the Company an irrevocable proxy to vote all of the Proxy Shares in the manner and to the effect determined by the Company in its sole and absolute discretion with respect to actions proposed to be taken by the Company.

In addition, upon and following the Proxy Effective Date, Oxford agrees that, for a period of four months from the Proxy Effective Date, unless such shall have been specifically invited in advance in writing by the Investor, neither Oxford, nor any of its representatives acting on its behalf, will in any manner, directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (a) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, or any rights to acquire any such securities (including derivative securities representing the right to vote or economic benefit of any such securities) or assets; (b) any tender or exchange offer, merger or other business combination involving the Company; (c) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (d) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934) with respect to any securities of the Company; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company; (iv) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (i) above; (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing; or (vi) request that the Company (or its directors, officers, employees or agents) amend or waive any provision of this paragraph (including this clause (vi)).

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Settlement Agreements with Officers

On November 20, 2025, the Company entered into a settlement agreement and general and mutual release (each, an “Officer Settlement Agreement,” and together the “Officer Settlement Agreements”) with Todd Bazemore, the Company’s principal executive officer, Mary Reumuth, the Company’s Chief Financial Officer, and Kim Brazzell, Ph.D., the Company’s former Head of Research and Development and Chief Medical Officer. Pursuant to the terms of their respective Officer Settlement Agreements, Mr. Bazemore, Ms. Reumuth and Dr. Brazzell, subject to and following the shareholder meeting and receipt of the Stockholder Approvals, are entitled to receive from the Company a cash settlement payment, upon the Stockholder Meeting, of $52,400, $37,700, and $36,613, respectively, less all applicable taxes and withholdings (each an, “Officer Settlement Payment”), in exchange for each individual waiving their respective rights to contractual severance pursuant to their respective employment agreements.

The foregoing description of the Officer Settlement Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Officer Settlement Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Oxford Loan Settlement Agreement is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Oxford Loan Settlement Agreement is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K and the information contained in Item 5.03 of this Current Report on Form 8-K regarding the terms of conversion of Series AA Preferred Stock are incorporated by reference into this Item 3.02. Based in part upon the representations of the Investor in the Securities Purchase Agreement, the offering and sale of the Placement Shares will be exempt from registration under Rule 903 of Regulation S promulgated under the Securities Act. In addition, it is expected that the offer and sale of the Settlement Stock will be exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Neither the sale of the Placement Shares by the Company in the Private Placement nor the sale of the Settlement Stock to Oxford will be registered under the Securities Act or any state securities laws and such shares may not be offered or sold in the United States absent registration with SEC or an applicable exemption from the registration requirements. The sale of such shares will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, the Investor represented, among other things, that it is a “non-U.S. person” as defined under Regulation S, that it is not acquiring the Placement Shares for the account or benefit of a U.S. Person and that it is acquiring the Placement Shares for investment purposes only and not with a view to any immediate resale, distribution or other disposition of the Placement Shares. In addition, prior to the issuance of any Settlement Stock, it is expected that Oxford will represent that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act and that it is acquiring the Settlement Stock for investment purposes only and not with a view to any resale, distribution or other disposition of the Settlement Stock in violation of the United States federal securities laws.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Executive Officer

On November 21, 2025, the Board terminated without cause the employment of Mary Reumuth, the Company’s Chief Financial Officer and Secretary, effective as of the business day following the First Closing.

Appointment of Chief Executive Officer and Director

In accordance with the Securities Purchase Agreement, on November 21, 2025, the Board appointed David Lazar as the Chief Executive Officer (and principal executive officer) of the Company, effective as of immediately following the First Closing and as the principal financial officer of the Company, effective as of the business day following the First Closing.

On November 21, 2025, the Board also elected Mr. Lazar a Class II director, effective as of immediately prior to the execution and effectiveness of the Securities Purchase Agreement (the “SPA Effective Time”), to serve on the Board until the Company’s 2025 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Upon his election to the Board, Mr. Lazar will serve as the Chair of Board and Mark Iwicki will no longer serve as Chair of the Board. Mr. Iwicki continues to serve on the Board.

Prior to his appointment as Chief Executive Officer of the Company, Mr. Lazar, age 35, served as Chief Executive Officer of Novabay Pharmaceuticals, Inc. (NASDAQ: NBY) from August - November 2025, a public biopharmaceutical company previously focused on the development and sale of eyecare, wound care, and skin care products, from August 2025 to October 2025. Prior to that, Mr. Lazar previously served as director on the board of directors of FiEE, Inc. (formerly Minim, Inc.) (NASDAQ: FIEE) where he also previously served as the Chief Executive Officer and Chief Financial Officer from December 2023 to February 2025. Mr. Lazar served as interim Chief Executive Officer and principal financial officer of Bio Green Med Solution Inc. (NASDAQ: BGMS), from January 2, 2025 through February 26, 2025. Mr. Lazar served as the Chief Executive Officer of Black Titan Corporation. listed on Nasdaq (NASDAQ: BTTC) from August 2022 to April 2024, where he also served as a director and board chairman from August 2022 until October 2023. Mr. Lazar also served as the chief executive officer and chairman of the board of directors of OpGen, Inc. (OTC: OPGN) from March 2024 to August 2024. Mr. Lazar also served as the president and a member of the board of directors of LQR House Inc. (NASDAQ: YHC) from October 2024 to April 2025.

Other than pursuant to the Securities Purchase Agreement, there is no arrangement or understanding between Mr. Lazar and any other person pursuant to which Mr. Lazar was appointed as the Chief Executive Officer and a director of the Company. Mr. Lazar does not have a family relationship with any of the Company’s officers or directors. Other than Mr. Lazar’s interest in the Private Placement, the Securities Purchase Agreement, the Oxford Settlement Agreement and the Voting Agreement, Mr. Lazar has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a result of Mr. Lazar’s appointment as Chief Executive Officer, Todd Bazemore ceased to serve as the Company’s principal executive officer. Mr. Bazemore continues to serve on the Board.

Officer Settlement Agreements

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Officer Settlement Agreements is incorporated by reference into this Item 5.02.

Resignation of Director

On November 23, 2025, Gregory Perry notified the Company of his decision to resign as a member of the Board, effective as of immediately prior to the SPA Effective Time. Mr. Perry informed the Company that his resignation from the Board was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2025 (the “Filing Date”), the Company filed a Certificate of Designations, Preferences and Rights of Series AA Convertible Non-Redeemable Preferred Stock (the “Series AA Certificate of Designations”) with the Secretary of State of the State of Delaware with respect to the Series AA Preferred Stock. The rights, preferences and privileges of the Series AA Preferred Stock are set forth in the Series AA Certificate of Designations.

At any time after the Stockholder Approvals and filing of the Charter Amendment, each share of Series AA Preferred Stock is initially convertible into 55 shares of Common Stock (subject to adjustment as provided in the Series AA Certificate of Designations) at any time at the option of the holder. The Series AA Preferred Stock is not convertible into Common Stock at any time prior to receipt of the Stockholder Approvals and the filing of the Charter Amendment.

The Series AA Preferred Stock shall rank:

●	senior to all of the Common Stock;

●	senior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms junior to the Series AA Preferred Stock (“Junior Securities”);

●	on parity with any other class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series AA Preferred Stock; and

●	junior to the Series E Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company, the Series F Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company, the Series G Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company, the Series H Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company, and the Series I Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company, and any other class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms senior to the Series AA Preferred Stock (“Senior Securities”);

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily (each, a “Dissolution”).

In the event of a Dissolution, subject to any prior or superior rights of the holders of Senior Securities, holders of the Series AA Preferred Stock will be entitled to receive, before any distributions to the holders of the Common Stock and the holders of Junior Securities and pari passu with any distributions to the holders of Parity Securities, an amount per share of Series AA Preferred Stock equal to the greater of (i) $2.00 (subject to adjustment in the event of any stock split, combination or reclassification), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series AA Preferred Stock been converted into Common Stock (without regard to any restrictions on conversion) immediately prior to such Dissolution. Shares of Series AA Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock. For the avoidance of any doubt, neither a change in control of the Company, the merger or consolidation of the Company with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets shall, in and of itself, be deemed to constitute a Dissolution.

Shares of Series AA Preferred Stock will generally have no voting rights, except to the extent provided by applicable law, and except that the consent of the holders of a majority of the outstanding shares of Series AA Preferred Stock will be required to (i) alter, repeal or change the powers, preferences or rights of the Series AA Preferred Stock or alter or amend the Series AA Certificate of Designations so as to adversely affect the Series AA Preferred Stock, (ii) supplement, amend, restate, repeal, or waive any provision of the Company’s Restated Certificate of Incorporation or Bylaws, or file any certificate of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series AA Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Company’s Restated Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (iii) increase or decrease (other than by conversion) the number of authorized shares of Series AA Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.

The foregoing description of the rights, preferences and privileges of the Series AA Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the Series AA Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

The filing by the Series AAA Certificate of Designations with the Secretary of State of the State of Delaware with respect to the Series AAA Preferred Stock is subject to the receipt of the Stockholder Approvals and will occur, if at all, in connection with the Second Closing. The terms of the Series AAA Preferred Stock are substantially similar to the terms of the Series AA Preferred Stock, except that each share of Series AAA Preferred Stock is initially convertible into 420 shares of Common Stock (subject to adjustment as provided in the Series AAA Certificate of Designations).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including but not limited to statements about the Company’s expectations with respect to the occurrence of the First Closing and Second Closing, the potential Settlement Payment, the potential reduction of the amounts outstanding under the Loan Agreement, the potential officer and director appointments, the potential receipt of Stockholder Approvals, the Company’s ability to identify and consummate a strategic alternative transaction on the timeline anticipated or at all and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether the conditions for the Second Closing of the Private Placement will be satisfied, including the failure to obtain Stockholder Approval; the risk that the Settlement Payment is not made; uncertainties as to the timing of the consummation of First Closing and the Second Closing; the Company’s ability to maintain its listing on The Nasdaq Capital Market; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings the Company makes with the SEC. These forward-looking statements represent the Company’s views as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series AA Convertible Non-Redeemable Preferred Stock of KALA BIO, Inc.
4.1	Form of Series AA Preferred Stock Certificate
10.1	Securities Purchase Agreement, dated November 23, 2025, by and among KALA BIO, Inc. and David Lazar
10.2	Loan Settlement Agreement, dated November 23, 2025, by and among KALA BIO, Inc., Combangio, Inc. and Oxford Finance LLC, as collateral agent and lender
10.3	Voting Agreement, dated November 23, 2025, by and among KALA BIO, Inc., David Lazar and Oxford Finance LLC
10.4	Form of Officer Settlement Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: November 25, 2025	By:	/s/ David Lazar
David Lazar
Chief Executive Officer